Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of NUI Corporation (the "company") for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "report"), I, Craig G. Matthews, President and Chief Executive Officer of the company, and I, Daniel Scouler, Interim Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)             the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)             the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the company.

                        /s/  Craig G. Matthews                                         /s/ Dan Scouler
                              Craig G. Matthews                                             Dan Scouler
                                 President and                                     Interim Chief Financial Officer
                            Chief Executive Officer                                       May 11, 2004
                               May 11, 2004

A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the company. The foregoing certification is being furnished solely to accompany the report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.